                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                              The CATO Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO] CATO
The CATO Corporation






Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273 on Thursday, May 22, 2003 at 11:00 A.M., Eastern Time.

The Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. The matters to be acted upon by our shareholders are set forth in the Notice of Annual Meeting of Shareholders and discussed in the Proxy Statement.

We would appreciate your signing, dating, and returning to the Company the enclosed proxy card in the enclosed envelope at your earliest convenience.

We look forward to seeing you at our Annual Meeting.




Sincerely yours,



JOHN P. DERHAM CATO
President, Vice Chairman of the Board
and Chief Executive Officer








8100 DENMARK ROAD
P. O. BOX 34216
CHARLOTTE, NC 28234
(704) 554-8510

                              The Cato Corporation

                -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 22, 2003

                -------------------------------------------------


TO THE SHAREHOLDERS OF
THE CATO CORPORATION


     Notice is hereby given that the Annual Meeting of Shareholders of The Cato Corporation (the "Company") will be held on Thursday, May 22, 2003 at 11:00 A.M., Eastern Time, at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273, for the following purposes:

     1. To elect three Directors to serve until their successors are elected and qualified;

     2. To consider and vote upon a proposal to adopt The Cato Corporation 2003 Employee Stock Purchase Plan allowing for the purchase of up to two hundred fifty thousand (250,000) shares of the Company's Class A Common Stock, par value $.03 1/3 per share; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 21, 2003 as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournments thereof.


                                           By Order of the Board of Directors



                                           MICHAEL O. MOORE
Dated:  April 30, 2003                     SECRETARY


--------------------------------------------------------------------------------
SHAREHOLDERS ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

                              THE CATO CORPORATION
                                8100 Denmark Road
                         Charlotte, North Carolina 28273

                              --------------------
                                 PROXY STATEMENT
                              --------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Cato Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on May 22, 2003, and at any adjournment or adjournments thereof. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about April 30, 2003.

     Only shareholders of record at the close of business on March 21, 2003 are entitled to notice of and to vote at the meeting. As of March 21, 2003, the Company had outstanding and entitled to vote 19,312,500 shares of Class A Common Stock ("Class A Stock") held by approximately 1,314 holders of record and 6,085,149 shares of Class B Common Stock ("Class B Stock") held by 10 holders of record. The Company's transfer agent estimates that there are approximately 5,400 beneficial owners in total. Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share. Holders of Class A Stock vote with holders of Class B Stock as a single class.

     All proxies which are properly executed and received prior to the meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the election of Directors and FOR the adoption of The Cato Corporation 2003 Employee Stock Purchase Plan. A proxy may be revoked, to the extent it has not been exercised, at any time prior to its exercise by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date, or by voting in person at the meeting.

     If you plan to attend and vote at the meeting and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of shares.

     In accordance with applicable Delaware law and the Company's Bylaws, the holders of a majority of the combined voting power of Class A Stock and Class B Stock present in person or represented by proxy at the meeting will constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may either be cast in favor of or withheld, and, assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. The adoption of The Cato Corporation 2003 Employee Stock Purchase Plan requires the affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented at the meeting and entitled to vote. On any proposal other than the election of directors, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters which the brokers withhold authority, a broker non-vote will have no effect on the vote on any such proposal.

     The Company will bear the expense of preparing, printing, and mailing the proxy statement to shareholders. The Company will reimburse brokers, dealers, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company's Class A Stock and Class B Stock and securing their voting instructions. Georgeson Shareholder Communications, Inc. has assisted the Company in conducting the search for beneficial owners at a cost of approximately $800.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth, as of March 21, 2003, certain information regarding the ownership of the outstanding shares of Class A Stock and Class B Stock by (i) each director and nominee, (ii) each person who is known by the Company to own more than 5% of such stock, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each shareholder named has sole voting and investment power with respect to such shareholder's shares.


                                                                SHARES BENEFICIALLY OWNED (1) (2)
                                                                ---------------------------------          PERCENT
                                                          CLASS A STOCK                CLASS B STOCK       OF TOTAL
                                                          -------------                -------------        VOTING
                                                     NUMBER          PERCENT       NUMBER         PERCENT    POWER
                                                     ------          -------       ------         -------    -----
Wayland H. Cato, Jr. (3) (4)                          515,965          2.6       3,536,118         52.4       41.2
Edgar T. Cato (5)                                         393            *       1,858,866         27.6       21.4
John P. Derham Cato (6)                               166,950            *       1,089,350         16.2       12.7
Clarice Cato Goodyear                                  98,456            *              --           --          *
Thomas E. Cato (7)                                     47,496            *          65,000          1.0          *
Michael O. Moore (8)                                   58,530            *              --           --          *
B. Allen Weinstein (9)                                 58,440            *              --           --          *
David Kempert (10)                                     23,251            *              --           --          *
C. David Birdwell (11)                                 36,850            *              --           --          *
Robert W. Bradshaw, Jr.                                   500            *              --           --          *
George S. Currin                                       11,287            *              --           --          *
Grant L. Hamrick                                        3,000            *              --           --          *
James H. Shaw                                           8,668            *              --           --          *
A. F. (Pete) Sloan                                      7,200            *              --           --          *
All directors and executive officers as a           1,100,820          5.6       6,549,334         97.1       76.5
group (16 persons) (12)

Royce & Associates, LLC (13)                        2,233,700         11.4              --           --        2.6
FMR Corporation, et al. (14)                        1,981,807         10.1              --           --        2.3
Deutsche Bank AG, et al.  (15)                      1,559,110          8.0              --           --        1.8
Barclays Global Investors, N.A., et al. (16)        1,285,537          6.6              --           --        1.5
Bank of America Corporation, et al. (17)            1,064,098          5.4              --           --        1.2
Wasatch Advisors, Inc. (18)                         1,014,999          5.2              --           --        1.2

-----------------
* Less than 1%

(1) Includes the vested interest of executive officers in the Company's Employee Stock Ownership Plan and Employee Stock Purchase Plan. The aggregate vested amount credited to their accounts as of March 21, 2003 was 87,879 shares of Class A Stock.

(2) Share amounts shown as subject to stock options in the footnotes below cover shares under options that are presently exercisable or will become exercisable within 60 days after March 21, 2003.

(3) The business address of this shareholder is 782 Soldier Creek Road, Sheridan, Wyoming 82801.

(4) The amount shown includes 47,676 shares of Class A Stock and 3,536,118 shares of Class B stock held in a limited partnership, 198,316 shares held in a revocable trust and 50,000 shares held by a limited liability company over which Mr. Wayland H. Cato, Jr. exercises sole voting and investment power, and 19,150 shares of Class A Stock owned by Mr. Wayland H. Cato, Jr.'s wife. Mr. Wayland H. Cato, Jr. disclaims beneficial ownership of shares held directly or indirectly by his wife.

(5) The amount shown includes 1,858,866 shares of Class B Stock held in a limited partnership over which Mr. Edgar Cato exercises sole voting and investment power. The address of this shareholder is 3985 Douglas Road, Coconut Grove, Florida 33133.

(6) The amount shown for Class A Stock includes 3,000 shares held by Mr. John Cato's wife and 3,900 shares subject to stock options held by Mr. John Cato's wife. The amount shown for Class A Stock includes 47,500 shares subject to stock options held by Mr. John Cato. The amount for Class B Stock includes 640,000 shares subject to stock options held by Mr. John Cato and 2,000 shares subject to stock options held by Mr. John Cato's wife. Mr. John Cato disclaims beneficial ownership of shares held directly or indirectly by his wife.

(7) The amount shown for Class A Stock includes 3,500 shares of stock held in trust for Mr. Thomas Cato's children and 570 shares held by Mr. Thomas Cato's wife. Mr. Thomas Cato disclaims beneficial ownership of these shares. The amount shown for Class A Stock includes 21,000 shares subject to stock options and the amount shown for Class B Stock includes 15,000 shares subject to stock options.

(8)  Includes 52,000 shares of Class A Stock subject to stock options.

(9)  Includes 47,000 shares of Class A Stock subject to stock options.

(10) Includes 12,000 shares of Class A Stock subject to stock options.

(11) Includes 33,000 shares of Class A Stock subject to stock options.

(12) The amounts shown for Class A Stock include 264,400 shares subject to stock options.

(13) Based on an amended Schedule 13G received by the Company from this shareholder on or about April 1, 2003. The address of this shareholder is 1414 Avenue of the Americas, New York, New York 10019.

(14) Based on an amended Schedule 13G filed by FMR Corporation and certain of its affiliates with the Securities and Exchange Commission on or about February 13, 2003. The address of this shareholder is 82 Devonshire Street, Boston, Massachusetts 02109. This shareholder reports sole voting power over 35,963 of such shares.

(15) Based on a Schedule 13G dated February 10, 2003 filed with the Securities and Exchange Commission by Deutsche Bank AG and certain of its affiliates. The address of Deutsche Bank AG is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany. This shareholder reports sole voting power with respect to 1,364,885 of such shares and sole dispositive power with respect to 1,226,710 of such shares.

(16) Based on Schedule 13G filed with the Securities and Exchange Commission on or about March 11, 2003 by Barclays Global Investors, N.A. and certain of its affiliates. The address of this shareholder is 45 Fremont Street, San Francisco, California 94105.

(17) Based on an amended Schedule 13G filed with the Securities and Exchange Commission on or about February 11, 2003 by Bank of America Corporation and certain of its affiliates. The address of this shareholder is 100 North Tryon Street, Charlotte, North Carolina 28255. This shareholder reports shared voting power over 1,064,098 of such shares and shared dispositive power over 1,037,651 of such shares.

(18) Based on Schedule 13G received by the Company from this shareholder on or about February 14, 2003. The address of this shareholder is 150 Social Hill Avenue, Salt Lake City, Utah 84111.


                              ELECTION OF DIRECTORS

     The Board of Directors, consisting of 11 members, is divided into three classes with terms expiring alternately over a three year period. As a result of the expiration of the terms of three incumbent directors, a total of three nominees are standing for election at the annual meeting. Directors whose terms expire at this year's annual meeting, Mr. John P. Derham Cato, Ms. Clarice Cato Goodyear, and Mr. James H. Shaw, have been nominated by the Board of Directors to succeed themselves and to serve until the 2006 annual meeting and until their successors are elected and qualified. The Board of Directors nominates director candidates in accordance with the Company's Bylaws.

     It is the intention of the persons named in the proxy to vote for such persons for election to the Board of Directors for the ensuing periods as described except to the extent authority to so vote is withheld with respect to one or more nominees. Should any nominee be unable to serve, which is not anticipated, the proxy will be voted for the election of a substitute nominee selected by the Board of Directors. The three nominees shall be elected by a plurality of the votes of Class A Stock and Class B Stock voting as a single class.

     A vacancy exists on the Board as a result of a resignation in 2002. The Board of Directors intends to fill the vacancy with an independent director.

NOMINEES

     Information with respect to each nominee, including biographical data for at least the last five years, is set forth below.

     JOHN P. DERHAM CATO, 52, has been employed as an officer of the Company since 1981 and has been a director of the Company since 1986. Since May 1999, he has served as President, Vice Chairman of the Board and Chief Executive Officer. From June 1997 to May 1999, he served as President, Vice Chairman of the Board and Chief Operating Officer. From August 1996 to June 1997, he served as Vice Chairman of the Board and Chief Operating Officer. From 1989 to 1996, he managed the Company's off-price division, serving as Executive Vice President and as President and General Manager of the It's Fashion! Division from 1993 to August 1996. Mr. John Cato is currently a director of Ruddick Corporation. Mr. John Cato is a son of Mr. Wayland H. Cato, Jr.

     CLARICE CATO GOODYEAR, 56, has been employed by the Company since 1975 and has served as a director and officer of the Company since 1979. Since February 2003, she has served as Special Assistant to the Chairman. From July 1993 to February 2003, she served as Special Assistant to the Chairman and the President and as Assistant Secretary. From March 1987 to July 1993, Ms. Goodyear held senior administrative, operational services and human resources positions in the Company; she served as Executive Vice President, Chief Administrative Officer and Assistant Secretary from May 1992 to July 1993. Ms. Goodyear is a daughter of Mr. Wayland H. Cato, Jr.

     JAMES H. SHAW, 74, has been a director of the Company since 1989. Mr. Shaw was Chairman of Consolidated Ivey's, a regional department store chain, from 1988 until his retirement in 1989, Chairman and Chief Executive Officer of J. B. Ivey & Company from 1986 to 1988 and Chairman and Chief Executive Officer of Ivey's Carolinas from 1983 to 1986.

CONTINUING DIRECTORS

     Information with respect to the eight continuing members of the Board of Directors, including biographical data for the last five years, is set forth below.

     WAYLAND H. CATO, JR., 80, is the non-executive Chairman of the Board and has been a director of the Company since 1946. From 1991 to May 1999, he served as Chairman of the Board and Chief Executive Officer. From 1970 until 1991, he served as the Chairman of the Board, President and Chief Executive Officer. From 1960 until 1970, he served as President and Chief Executive Officer of the Company.

     EDGAR T. CATO, 78, is the Former Vice Chairman of the Board and Co-Founder of the Company and has been a director of the Company since 1946. Mr. Edgar T. Cato is the brother of Mr. Wayland H. Cato, Jr.

     MICHAEL O. MOORE, 52, has been employed by the Company as Executive Vice President, Chief Financial Officer and Secretary since July 1998 and has been a director of the Company since 2002. Mr. Moore served as Vice President, Chief Financial Officer for Party Experience from 1997 to 1998, Executive Vice President, Chief Financial Officer of David's Bridal from 1994 to 1997, and was employed by Bloomingdales from 1984 to 1994, serving as Senior Vice President, Chief Financial Officer from 1990 to 1994.

     THOMAS E. CATO, 48, has been employed by the Company since 1977, has served as an officer since 1986 and has been a director of the Company since 1993. Since February 1987, he has served as Vice President, Divisional Merchandise Manager. Mr. Thomas Cato is a son of Mr. Wayland H. Cato, Jr.

     ROBERT W. BRADSHAW, Jr., 69, has been a director of the Company since 1994. Since 1961, he has been engaged in the private practice of law with Robinson, Bradshaw & Hinson, P.A. and currently serves of counsel to the firm.

     GEORGE S. CURRIN, 66, has been a director of the Company since 1973. Since 1989, he has served as Chairman and Managing Director of Fourth Stockton Company LLC and Chairman of Currin-Patterson Properties LLC, both privately held real estate investment companies.

     GRANT L. HAMRICK, 64, has been a director of the Company since 1994. Mr. Hamrick was Senior Vice President and Chief Financial Officer for American City Business Journals, Inc. from 1989 until his retirement in 1996. From 1961 to 1985, Mr. Hamrick was employed by the public accounting firm Price Waterhouse and served as Managing Partner of the Charlotte, North Carolina office.

     A. F. (PETE) SLOAN, 73, has been a director of the Company since 1994. Mr. Sloan is retired Chairman and Chief Executive Officer of Lance, Inc. where he was employed from 1955 until his retirement in 1990.

     The eight continuing members of the Board of Directors are divided into two classes with current terms expiring in 2004 and 2005. On the expiration of each director's term, his successor in office will be elected for a three-year term. The terms of Messrs. Thomas E. Cato, George S. Currin, and A. F. (Pete) Sloan expire in 2004. The terms of Messrs. Wayland H. Cato, Jr., Edgar T. Cato, Robert
W. Bradshaw, Jr., Grant L. Hamrick, and Michael O. Moore expire in 2005.

DIRECTORS' COMPENSATION

     Directors, who are not employees of the Company, receive a fee for their services of $24,000 per year payable at the rate of $2,000 per month. Each committee member is paid $1,000 for attending each committee meeting scheduled other than in conjunction with a regularly scheduled board meeting. Each committee chairman receives an additional $3,000 per year payable at the rate of $250 per month. Directors are reimbursed for reasonable expenses incurred in attending director meetings and committee meetings.

                             MEETINGS AND COMMITTEES

     During the fiscal year ended February 1, 2003, the Company's Board of Directors held four meetings.

     The Company's Audit Committee discusses with management and the independent auditors the quality and adequacy of the Company's system of internal controls and confers with the Company's independent auditors concerning the scope and results of their audits and any recommendations they may have and considers such other matters relating to auditing and accounting as the Committee may deem appropriate. During the fiscal year ended February 1, 2003, the Audit Committee held three meetings. Messrs. Grant L. Hamrick, Chairman, George S. Currin and A.
F. (Pete) Sloan are members of the Audit Committee. Additional information concerning the Audit Committee is set forth below under "Independent Public Accountants."

     The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Board of Directors has, in its business judgment, determined that all members of the Audit Committee are "independent" in accordance with the rules of the New York Stock Exchange. Mr. Currin has a business relationship with the Company as described hereafter in the section titled "Certain Transactions." The Board of Directors has determined that the business relationship does not interfere with Mr. Currin's exercise of independent judgment and that it is in the best interest of the Company and its shareholders for Mr. Currin to serve on the Audit Committee. The Board of Directors believes that Mr. Currin's expertise and experience is valuable to the Audit Committee.

     The Company's Compensation Committee reviews and approves the compensation of the executive officers of the Company. The Compensation Committee held five meetings during the fiscal year ended February 1, 2003. Messrs. A. F. (Pete) Sloan, Chairman, Grant L. Hamrick and James H. Shaw are members of the Compensation Committee.

                           SUMMARY COMPENSATION TABLE

     The table below sets forth the compensation for the persons who were at February 1, 2003 the Chief Executive Officer and the four other most highly compensated executive officers.

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                           ANNUAL COMPENSATION (1)         AWARDS
                                          --------------------------------------------------------------
                                            FISCAL                                       RESTRICTED
                                             YEAR          SALARY         BONUS             STOCK
                                                                                           AWARDS
  NAME AND PRINCIPAL POSITION                              ($)(2)          ($)               ($)

  John P. Derham Cato                        2002          735,125      669,922           100,000 (3)
  President, Vice Chairman of the Board      2001          686,590      693,000              --
  and Chief Executive Officer                2000          637,232      867,750              --

  B. Allen Weinstein                         2002          409,771      187,578              --
  Executive Vice President                   2001          389,364      198,000              --
  Chief Merchandising Officer                2000          367,091      281,250              --
  of the Cato Division

  Michael O. Moore                           2002          306,402      140,684              --
  Executive Vice President                   2001          291,228      148,500              --
  Chief Financial Officer                    2000          266,651      183,563              --
  and Secretary

  David Kempert                              2002          280,077      102,900              --
  Executive Vice President                   2001          269,954      137,600              --
  Chief Store Operations Officer             2000          257,062      176,888              --
  of  the Cato Division

  C. David Birdwell                          2002          259,786      135,694              --
  Executive Vice President                   2001          247,675      153,000              --
  President and General Manager              2000          235,388      180,000              --
  of the It's Fashion! Division

--------------
(1) No named executive officer received perquisites or other personal benefits, securities or property which, in the aggregate, exceeded the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) Does not include amounts deducted pursuant to Internal Revenue Code Section 125.

(3) As of February 1, 2003, Mr. John Cato held a total of 200,000 restricted shares of Class B Stock at a value of $3,560,000 based on the closing of trading price of the Class B Stock of $17.80 on January 31, 2003, the last trading day before fiscal year end.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company has severance agreements with Mr. Allen Weinstein and Mr. Michael Moore currently providing for the continuation of each of their base salaries for 12 months upon the termination of their employment without cause. The Company has a severance agreement with Mr. David Kempert and Mr. C. David Birdwell currently providing for the continuation of their base salary for six months upon termination of their employment without cause. (See "Compensation Committee Report on Executive Compensation" for a discussion of Mr. John Cato's employment relationship.)

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table presents certain information concerning the exercise of stock options during the fiscal year ended February 1, 2003 and the value of unexercised options held at February 1, 2003 by the named executives.


                                                             NUMBER OF                     VALUE OF
                                                       SECURITIES UNDERLYING             UNEXERCISED
                                                        UNEXERCISED OPTIONS              IN-THE-MONEY
                             SHARES                          AT FISCAL                    OPTIONS AT
                            ACQUIRED                        YEAR-END (#)            FISCAL YEAR-END ($)(1)
                               ON           VALUE     -------------------------   ---------------------------
                            EXERCISE       REALIZED       EXERCISABLE (E)/             EXERCISABLE (E)/
NAME                          (#)            ($)         UNEXERCISABLE (U)            UNEXERCISABLE (U)
-------------------------------------------------------------------------------   ---------------------------
John P. Derham Cato             --            --             627,500 (E)                $4,681,425 (E)
                                                             120,000 (U)                  $574,800 (U)

B. Allen Weinstein            5,000         $93,750           47,000 (E)                  $400,490 (E)
                                                               8,000 (U)                   $44,160 (U)

Michael O. Moore                --            --              49,000 (E)                  $234,040 (E)
                                                              21,000 (U)                  $105,160 (U)

David Kempert                25,000        $346,490           12,000 (E)                   $66,240 (E)
                                                               8,000 (U)                   $44,160 (U)

C. David Birdwell             8,000        $117,760           33,000 (E)                  $312,270 (E)
                                                               8,000 (U)                   $44,160 (U)
--------------------------------------------------------------------------------------------------------------

(1) Value is based on difference between exercise price and market price of the underlying securities as of January 31, 2003, the last trading day before the fiscal year-end.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The following report submitted by the Compensation Committee of the Board of Directors addresses the Company's executive compensation policies for fiscal 2002.

     The Compensation Committee is composed of three members. The members are Messrs. A. F. (Pete) Sloan, Chairman, Grant L. Hamrick, and James H. Shaw. The Compensation Committee provides guidance for the Company's executive compensation programs to insure a direct relationship between executive compensation and corporate performance.

     The Company's executive compensation program has been designed (i) to provide compensation equivalent to compensation offered by peer group companies in order to attract and retain the most qualified executives, (ii) to motivate executive officers by rewarding them for attaining pre-established Company financial goals and (iii) to align the interest of executive officers with the long-term interest of shareholders.

     In designing the compensation packages for executive officers, the Compensation Committee compares the Company's executive officer compensation packages with peer group executive officer compensation packages, some of which are included in the Dow Jones Specialty Apparel Market Index used in the performance graph. Peer group companies, which are similar in size and operate in the specialty apparel retail market, are given particular consideration.

     The executive compensation program is focused on attainment of profitability and enhancement of shareholder equity. Currently, the Company's executive compensation program consists of three principal types of compensation: annual base salary, incentive bonuses and long-term stock option awards. Executive officers are rewarded when the Company achieves financial goals, particularly related to net income and earnings per share, and when the executive officer achieves individual performance levels related to the executive officer's specific area of responsibility.

     ANNUAL BASE SALARY - The annual base salary of each executive officer is based on the scope of his or her responsibility and accountability. Each year the Compensation Committee determines the base salary for each executive officer taking into consideration whether the Company achieved net income results and whether the executive officer achieved individual performance levels established for the prior fiscal year.

     INCENTIVE BONUS - A significant component of an executive officer's total cash compensation consists of an incentive bonus. Each executive officer is eligible to earn a bonus based on achievement of the targeted net income performance criteria. A bonus accrual is made based on the achievement of the net income performance criteria. If net income performance criteria is not achieved, the accrual may be reduced or eliminated.

     No weighting is applied to the criteria established for each executive officer. If an executive officer achieves all of his or her performance goals and if the Company's profit plan is achieved, the executive officer is eligible to receive an incentive bonus. In the event an executive officer achieves some, but not all, of the performance goals, he or she is eligible to receive a portion of the executive officer's potential maximum bonus.

     LONG-TERM STOCK OPTION AWARDS - Stock options are awarded by the Compensation Committee under the Company's 1987 Non-Qualified Stock Option Plan and the 1999 Incentive Compensation Plan to executive officers to provide incentive for the executive officer to focus on the Company's future financial performance and as a means to encourage an executive officer to remain with the Company. The stock option exercise price is 100% of the fair market value of the shares on the date of grant and the stock options vest in 20% increments over five years. Stock option grants are made when executive officers join the Company and thereafter at the discretion of the Compensation Committee.

     The Compensation Committee recognizes that, to varying degrees, the determination of an executive officer's compensation package involves subjective considerations.

CHIEF EXECUTIVE OFFICER

     The Compensation Committee discusses and determines the compensation package for the Chief Executive Officer. Mr. John P. Derham Cato was appointed Chief Executive Office on May 20, 1999. The employment arrangement provides for the compensation discussed herein. Mr. John Cato's compensation package consists of base salary, incentive bonus, long-term stock option awards and restricted stock grants. Mr. John Cato received no long-term stock option awards during fiscal 2002.

     In determining Mr. John Cato's compensation package, the Compensation Committee compared Mr. John Cato's package with the compensation packages of other retailers, including the Chief Executive Officer compensation package of the companies listed in the Dow Jones Specialty Apparel Market Index and the Peer Group used in the Stock Performance Graph. The Compensation Committee took into consideration Mr. John Cato's years of service and experience with the Company and in the specialty retail apparel industry. The Compensation Committee believes that the compensation package offered Mr. John Cato is consistent with Chief Executive Officer packages of peer companies, considering Mr. John Cato's experience and longevity with the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION PACKAGE

     Base Salary - Mr. John Cato's salary was increased to $750,000 from $700,000 for fiscal 2002 in response to the Company's excellent performance in fiscal 2001.

     Incentive Bonus - Mr. John Cato is eligible to receive an annual bonus of up to 150% of his base salary depending on the achievement of performance goals established by the Compensation Committee. The main performance goal is based on achievement of targeted net income. Based on the Company's performance for fiscal 2002 as measured by the performance criteria established by the Compensation Committee, Mr. John Cato received a bonus payment of 60% of his maximum potential payment.

     Restricted Stock Award - Mr. John Cato received a Restricted Stock award in May 2002 of 100,000 shares of Class B Stock pursuant to his Employment Agreement with the Company dated May 20, 1999. The Restricted Stock was to be awarded when the Company's daily share price calculated using the average of the high and low price for the day, was at least $20.00 during any period of 90 consecutive days and the price on the 90th consecutive day was at least $20.00. The shares cliff vest four years from the date of grant.

     This report has been provided by the Compensation Committee:

     A. F. (Pete) Sloan, Chairman
     Grant L. Hamrick
     James H. Shaw

                              CERTAIN TRANSACTIONS

     Mr. Wayland H. Cato, Jr., a director and Chairman of the Board, was paid a salary of $500,000 in fiscal 2002. He received imputed income of $37,360 for term life insurance and tax preparation fees. He recognized a gain in the amount of $2,382,000 on the exercise of stock options in fiscal 2002. In fiscal 2002, he also received $180,751 as reimbursement under a Supplemental Compensation Agreement between the Company and Mr. Wayland H. Cato, Jr. to maintain a split-dollar life insurance policy. The amount reimbursed is based on the lesser of (i) the P.S. 58 term insurance rates, or (ii) the insurer's one-year term insurance rates for insurance available to all standard risks. Under an agreement with Mr. Wayland H. Cato, Jr., the Company is sole owner of a life insurance policy in the face amount of $20,000,000. Upon the death of Mr. Wayland H. Cato, Jr., the Company and an irrevocable trust established by Mr. Wayland H. Cato, Jr. will share equally in the insurance death benefit. This policy was purchased as a result of a tax-free exchange of existing life insurance policies with a death benefit, at the time of exchange, of approximately $11,300,000. The current cash surrender value is approximately $6,022,000. The total policy premium for fiscal 2002 was $427,801. Mr. Wayland
H. Cato, Jr. has no interest in the cash surrender value of the current insurance policy.

     In fiscal 2002, Mr. Edgar T. Cato, a director, received a salary of $56,000 and imputed income of $16,864 for term life insurance and tax preparation fees.

     In April 2003, entities in which Mr. Wayland H. Cato, Jr. and Mr. Edgar T. Cato have a material interest voluntarily paid to the Company $241,705 and $120,852, respectively, in cash as reimbursement for expenses paid over time by the Company for the benefit of those entities, as the Company subsequently determined these expenses were unrelated to the business of the Company. For each of the related parties, the reimbursed amounts included interest through the date of reimbursement, and consisted of $83,372 and $41,687, respectively, for expenses paid by the Company in fiscal 2002 and $61,850 and $30,925, respectively, for expenses paid by the Company in fiscal 2003. The Company has implemented procedures to prevent the payment of similar expenses in the future. The Board of Directors has approved future payment by the Company of some expenses on behalf of entities in which Mr. Wayland H. Cato, Jr. and Mr. Edgar
T. Cato have a material interest, but only to the extent that Mr. Wayland H. Cato, Jr., Mr. Edgar T. Cato or these entities first pay the Company, in advance of the Company incurring any of these expenses, an amount sufficient to fund the Company's payment of these expenses.

     During fiscal 2002, the Company had twenty-one lease agreements with entities in which Mr. George S. Currin, a director of the Company, had an ownership interest. One lease agreement was signed in fiscal 1993, three were signed in fiscal 1994, one was signed in fiscal 1995, one was signed in fiscal 1997, three were signed in fiscal 1999, four were signed in fiscal 2000, one was signed in fiscal 2001, and seven were signed in fiscal 2002. The lease term of each agreement is for a period ranging from five years to ten years with renewal terms at the option of the Company. The Company believes that the terms and conditions of the lease agreements are comparable to those which could have been obtained from unaffiliated leasing companies. The Company paid to the entities in which Mr. Currin has an ownership interest the amount of $883,367 for rent and related charges during fiscal 2002.

     The firm of Robinson, Bradshaw & Hinson, P. A. was retained to perform certain legal services for the Company during the last fiscal year. Mr. Robert
W. Bradshaw, Jr., a director of the Company, was a shareholder of Robinson, Bradshaw & Hinson, P. A. during fiscal 2002 and currently serves of counsel to the firm. It is anticipated that the firm will continue to provide legal services to the Company during the current fiscal year. Fees paid by the Company to Robinson, Bradshaw & Hinson, P.A. in fiscal 2002 were $5,631.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the yearly change in the Company's cumulative total shareholder return on the Company's Common Stock (which includes Class A Stock and Class B Stock) for each of the Company's last five fiscal years with
(i) the Dow Jones Total Market Index, (ii) the Dow Jones Retailers, Apparel Index and (iii) an index of five (5) peer companies. The peer group includes One Price Clothing Stores, Inc., Charming Shoppes, Inc., Deb Shops, Inc., The Dress Barn, Inc., and United Retail Group, Inc. The Company has chosen to use this peer group index in its performance graph because management believes the peer group index is a better reflection of the Company's competitors in the market place.

                              THE CATO CORPORATION
                            STOCK PERFORMANCE GRAPH






                              [PERFORMANCE GRAPH]






THE CATO CORPORATION
STOCK PERFORMANCE TABLE
(BASE 100 - IN DOLLARS)


 LAST TRADING DAY        THE CATO      D. J. TOTAL    D. J. RETAILERS    PEER
OF THE FISCAL YEAR     CORPORATION      MKT INDEX       APPL INDEX       GROUP
------------------     -----------      ---------       ----------       -----
     1/29/99               100             100              100           100
     1/28/00               133             111               89            97
     2/02/01               204             110              103           105
     2/01/02               236              92               89           113
    01/31/03               207              72               78            66

     The graph assumes an initial investment of $100 on January 29, 1999, the last trading day prior to the commencement of the Company's 1999 fiscal year.

             THE CATO CORPORATION 2003 EMPLOYEE STOCK PURCHASE PLAN


     The purpose of The Cato Corporation 2003 Employee Stock Purchase Plan ("ESPP") is to provide employees of The Cato Corporation and its subsidiaries (the "Company") with an opportunity to accumulate Class A Stock of the Company. A copy of the ESPP is attached as Exhibit A. The ESPP shall be administered by the Compensation Committee of the Company's Board of Directors.

     All active employees who are customarily employed by the Company for more than 20 hours per week and more than five months per calendar year and who have reached the age required to enter into an enforceable contract in the employee's state of residence are eligible to participate in the ESPP. An eligible employee may elect to allocate from 1% to 10%, in whole percentages, of his or her compensation, through payroll deductions, to purchase shares through the ESPP.

     The ESPP authorizes the Company to issue options to eligible employees to purchase shares of Common Stock during two six-month offering periods commencing October 1 and April 1. Two Hundred Fifty Thousand (250,000) shares of Common Stock are available for purchase. The purchase price at which shares are sold is 85% of the lower of the fair market value at (1) the beginning date of such offering period or, (2) the ending date of such offering period. The fair market value of the Class A Stock on a given date is the closing or last sale price on the New York Stock Exchange for that date.

     In addition to purchases made during the two six-month purchase periods, each eligible employee who is a participant in the ESPP on April 15 of each year may make a one-time election to purchase shares through the ESPP effective April 15 in an amount not to exceed $10,000. The price for purchases made on April 15 will be determined by using 85% of the fair market value of the Class A Stock calculated as the closing or last sale price on the New York Stock Exchange on April 15. An employee of the Company or lineal descendants of the employee may not participate in the ESPP if the employee or the lineal descendant would own immediately after the grant of the option, stock possessing 5% or more of the combined voting power or value of all classes of stock of the Company. No eligible employees may acquire shares under the ESPP having an aggregate fair market value in excess of $25,000 per calendar year.

     All shares purchased by eligible employees must be held for a period of one year from the date of purchase.

     An eligible employee may cancel participation in the ESPP at any time. If an eligible employee cancels his or her participation on or before March 15 and September 15 of each offering period, payroll deductions withheld during the offering period will be refunded to the employee as soon as practical. Upon cancellation, the eligible employee's account shall be closed and, if the employee requests, certificates for all whole shares of common stock in the eligible employee's account shall be issued to the eligible employee. The eligible employee will receive cash for any fractional shares and any uninvested payroll deductions in the account. To reinstate participation, the eligible employee must re-enroll during any subsequent Designated Enrollment Period.

     All shares purchased under the ESPP must be held for a minimum of one (1) year from the date of purchase. An employee who requests a withdrawal of shares will be suspended from ESPP participation for a period of two (2) years from the date of the request for withdrawal.

     Notice of the eligible employee's death constitutes notice of withdrawal from the ESPP. If an eligible employee terminates employment for any reason including death, disability or retirement, or no longer meets the eligibility requirements for any reason other than a leave of absence, the account balance representing partial shares shall be paid in cash and a certificate shall be issued for whole shares. If an eligible employee is on an unpaid leave of absence up to a maximum of 12 weeks during an offering period, the eligible employee may remain in the ESPP for that period. If the leave of absence exceeds 12 weeks or if the employee is terminated during the leave of absence, participation will be automatically canceled and the account balance will be paid accordingly.

     An eligible employee may purchase shares under the ESPP only if the eligible employee is an employee on both the first day and the last business day of each such offering period. Initial payroll deductions will begin with the period beginning October 1, 2003. The maximum number of shares of common stock authorized to be issued under the ESPP is 250,000 subject to adjustments for any stock dividends, stock splits and or similar changes in the Company's capitalization. The Company anticipates that shares issued under the ESPP will be original issue shares. To the extent that shares of Common Stock are issued under the ESPP, the percentage of ownership of the outstanding shares of Common Stock held by existing stockholders of the Company will decrease.

     The Board of Directors, in its sole discretion, shall have the right to modify or terminate the ESPP at any time without the approval of shareholders except as required by applicable law. The approval of the Company's shareholders shall be required for, among other things, any amendment that will increase the number of shares reserved under the ESPP, reduce the price of shares to be purchased under the ESPP below the price determined in accordance with the ESPP or cause the ESPP to fail to comply with the applicable Internal Revenue Code Sections. The ESPP shall terminate on September 30, 2013 unless it has been previously terminated by the Board of Directors.

     As of March 21, 2003, approximately 5,012 employees were eligible to participate in the ESPP.

                            FEDERAL TAX CONSEQUENCES

     The ESPP is intended to comply with requirements governing employee stock purchase plans as set forth in the Internal Revenue Code of 1986, as amended (the "Code"). Certain favorable tax consequences are afforded to purchasers of stock pursuant to an employee stock purchase plan meeting Code requirements. If eligible employees acquire stock under such a plan and hold it for a period of more than two years from the date of the option is granted and more than one year from the date the option is exercised, the eligible employee will not realize any ordinary income on exercise but would realize ordinary income upon disposition of the stock to the extent of the excess of the fair market value of the stock at the time the option was granted over its option price (which under the Company's ESPP would be the amount of the 15% reduction in price or discount). The eligible employee will report any additional gain as capital gains. If such stock is disposed of when its fair market value is less than its fair market value at the time the option was granted, the amount of ordinary income is limited to the excess of the fair market value at the time of the disposition over the option price. Neither the grant of an option under the ESPP meeting the requirements of the Code nor the exercise of such an option has tax consequences to the Company. If eligible employees dispose of stock acquired pursuant to the ESPP within two years from the date the option is granted or one year from the date the option is exercised, the eligible employee must report as ordinary income the difference between the option price and the fair market value of the stock at the time the option was exercised. The Company may take an income tax deduction for that amount.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the votes present or represented at the annual meeting and entitled to be cast by the holders of Class A Stock and Class B Stock voting as a single class is required to adopt the ESPP. The Board of Directors recommends stockholders vote "FOR" adoption of the ESPP. Proxies, unless indicated to the contrary, will be voted "FOR" adoption of the ESPP.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has not selected independent auditors to examine the Company's financial statements for the fiscal year ending January 31, 2004. The Company's management and the Board of Directors are soliciting proposals from various audit firms for the current fiscal year audit. Deloitte & Touche LLP has served as independent auditors for the Company since 1995. A representative of Deloitte & Touche LLP is expected to attend the meeting, respond to appropriate questions from shareholders present and, if such representative desires, to make a statement.

     AUDIT COMMITTEE REPORT

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility for safeguarding the Corporation's assets and for the integrity of the accounting and reporting practices of the Corporation and such other duties as directed by the Board. As set forth in the Audit Committee Charter, the Audit Committee is not responsible for conducting audits or preparing or determining whether the Company's financial statements are accurate or complete or conform with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for expressing an opinion on the conformity of audited financial statements to accounting principles generally accepted in the United States of America.

     In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended February 1, 2003 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 titled "Communication with Audit Committees." In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by the Independent Standards Board No. 1 titled "Independence Discussions with Audit Committees" and discussed with the independent auditors their independence from the Company and its management. The Audit Committee also has considered whether the independent auditor's provision of non-audit services to the Company is compatible with the auditor's independence.

     The Company has been monitoring changes in the regulatory definitions of independence and will endeavor to have the Audit Committee comprised of directors who meet the applicable standards of independence as determined by the Securities and Exchange Commission and the New York Stock Exchange.

     Based on the reviews and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended February 1, 2003 be included in the Company's Annual Report to shareholders and to the Securities and Exchange Commission on Form 10-K.

AUDIT COMMITTEE MEMBERS

Grant L. Hamrick, Chairman
George S. Currin
A. F. (Pete) Sloan

AUDIT FEES

     The aggregate Deloitte & Touche LLP fees for all professional services rendered in connection with the audit of the Company's consolidated financial statements for the fiscal year ended February 1, 2003, and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended February 1, 2003 were $213,050.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company was invoiced by Deloitte & Touche LLP the amount of $162,736 for professional services related to a review of systems design and implementation for the fiscal year ended February 1, 2003.

ALL OTHER FEES

     The aggregate amount invoiced by Deloitte & Touche LLP for professional services to the Company, other than the services described above under "Audit Fees" for the fiscal year ended February 1, 2003, were $134,200. These services included statutory and employee benefit audits and other attest services.

                              SHAREHOLDER PROPOSALS

     Shareholders who intend to present proposals for consideration at next year's annual meeting are advised that, pursuant to rules of the Securities and Exchange Commission, any such proposal must be received by the Secretary of the Company at the Company's principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975 no later than the close of business on December 27, 2003 if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the combined class of Class A and Class B Common Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company's proxy statement. In addition, pursuant to rules of the Securities and Exchange Commission, the Company may direct the persons named in the Company's proxy with respect to next year's annual meeting to exercise discretionary voting authority to vote against any matter, without any disclosure of such matter in the Company's proxy statement, if notice of such matter is received by the Secretary of the Company later than the close of business on March 11, 2004.

                                  OTHER MATTERS

     The Board of Directors of the Company knows of no matters which will be presented for consideration at the meeting other than those set forth in this proxy statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote on them in accordance with their best judgment.









                                               For the Board of Directors

                                               THE CATO CORPORATION



                                               MICHAEL O. MOORE
April 30, 2003                                 SECRETARY

                                                                       EXHIBIT A

                              THE CATO CORPORATION

                        2003 EMPLOYEE STOCK PURCHASE PLAN
                                  PLAN DOCUMENT

1.0  PURPOSE OF PLAN

     The purpose of The Cato Corporation 2003 Employee Stock Purchase Plan (hereinafter "ESPP" or "Plan") is to provide employees of The Cato Corporation and its subsidiaries (the "Company") with an opportunity to participate in the accumulation and potential appreciation of the Class A Common Stock, par value $0.03-1/3 per share ("Common Stock"), of the Company. The Company intends for the ESPP to comply with the provisions of
     Section 423 of the Code, as in effect on October 1, 2003.

2.0  DEFINITIONS

     2.1  Board of Directors: The Board of Directors of the Company.

     2.2  Code: Internal Revenue Code of 1986, as amended.

     2.3  Compensation: Annual Base Salary.

     2.4 Designated Enrollment Period: The period 30 days before the beginning of each offering period.

     2.5 Eligible Employees: All active employees who are customarily employed by the Company for more than 20 hours per week and more than five months per calendar year and who have reached the age required to enter into enforceable contracts in the employee's state of residence.

     2.6 Compensation Committee: A committee consisting of the outside members of the Board of Directors. Members of the Compensation Committee shall not be eligible to participate in the Plan and shall be "disinterested persons" within the meaning of Section 16 and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

3.0  EFFECTIVE DATE

     The ESPP shall become effective on the date of the filing of a registration statement with the Securities and Exchange Commission pertaining to the Common Stock to be issued under the Plan, provided that the Plan must be approved by the Company's shareholders within twelve months of the date of its adoption by the Company. Rights of Eligible Employees are conditional upon shareholder approval of the Plan.

4.0  ADMINISTRATION

     4.1 The ESPP shall be administered by the Compensation Committee ("Committee"). Members of the Committee receive no additional compensation for administering the ESPP.

     4.2 Subject to the provisions of the ESPP and relevant law, the Committee shall have complete authority, in its sole discretion (i) to specify the purchase price, subject to Section 6 hereof, of shares to be purchased under the ESPP; (ii) to interpret the ESPP; (iii) to prescribe, amend and rescind rules and regulations relating to the ESPP; (iv) to amend the ESPP to conform with relevant law; and (v) to make all other determinations and to do all other acts deemed necessary or advisable for the administration of the ESPP. The Committee's determination on the foregoing matters shall be conclusive. No member of the Committee or the Board of Directors shall be liable for any action or determination concerning the ESPP made in good faith.

5.0  ELIGIBILITY AND PARTICIPATION IN THE PLAN

     5.1  Offering Dates

          Each ESPP offering period is a six month period, commencing October 1 and April 1 (the "offering periods" or "offering period"). The initial offering period will commence on October 1, 2003 and will end on March 31, 2004. The Committee shall have the power to change the duration and effective dates of the offering periods.

     5.2  Participation in the Plan

          5.2.1  Enrollment

                 An Eligible Employee may elect to participate in the ESPP by completing and submitting a subscription agreement during the applicable Designated Enrollment Period. Once enrolled, and providing that the employee remains eligible for the ESPP, the employee's participation and payroll deduction rate will continue through ensuing offering periods unless the employee cancels or changes such participation via the designated change form.

                 An Eligible Employee may only enroll within the Designated Enrollment Period. An employee who becomes eligible after an enrollment period is closed may enroll only during a subsequent Designated Enrollment Period.

           5.2.2    Cancellation

                    A participant may cancel his/her participation in the ESPP at any time. If a participant cancels his/her participation on or before March 15 and September 15 of each offering period by submitting the designated form to the Human Resources Department, payroll deductions withheld during that offering period will be refunded to the employee as soon as practicable. If a participant cancels his/her participation after March 15 and September 15 of each offering period, payroll deferral during the offering period will be used to purchase Common Stock pursuant to Section 6.2, 6.3 and 6.4 and the participant's account shall be closed. No interest will be paid on any amount refunded.

                    Upon cancellation, the participant's account shall be closed and, if the participant requests, certificates for all whole shares of Common Stock in the participant's account shall be issued to the participant. The participant will receive cash for any fractional shares and any uninvested payroll deductions in the account except as provided above.

                    Upon the request of a participant in his/her notice of cancellation, all (but not less than all) of the shares in the participant's account will be sold as soon as practicable at market price. The net proceeds of the sale (the total sales price of all shares of Common Stock sold less the costs of sale) will be distributed to the participant. If the participant does not request that shares of stock in his/her account be sold, certificates for such shares will be distributed to the participant.

                    Notice of a participant's death constitutes notice of withdrawal from the Plan. Settlement of the participant's account will be made pursuant to Section 8.3.

                    To reinstate his/her participation, the employee must re-enroll during any subsequent Designated Enrollment Period.

           5.2.3 Changes, other than cancellation as noted in Section 5.2.2 above, may be made only during the Designated Enrollment Periods. Such changes will be effective at the beginning of the offering period following such Designated Enrollment Period.

6.0  NUMBER OF SHARES AND PRICE

     6.1 The number of shares of Common Stock available for purchase under the ESPP shall be TWO HUNDRED FIFTY THOUSAND (250,000) shares, all of which will be available for purchase during the initial offering period. Shares available for purchase during the initial offering period but not purchased by participants will be carried over to each subsequent offering period. The number of shares covered by the ESPP is subject to adjustment in the event of stock split or other transaction described in Section 9.1.

     6.2 The purchase price at which shares will be sold during each ESPP offering period is 85% of the lower of the fair market value at (1) the beginning date of such offering period or (2) the ending date of such offering period. The fair market value of the Common Stock on a given date is the closing or last sale price on the NYSE/New York Stock Exchange for that date. If the offering period begins or ends on a day when the NYSE/New York Stock Exchange does not trade, the fair market value shall be determined by using the closing or last sale price on the last trading day immediately preceding the beginning or ending day of the offering period. Shares shall be purchased as soon as practicable after the end of each offering period.

     6.3 An Eligible Employee may elect to allocate from 1% to 10%, in whole percentages, of his/her compensation, through payroll deductions, to purchase shares through the ESPP. Eligible Employees who are paid bi-weekly must allocate a minimum of $10.00 per pay period. Eligible Employees who are paid monthly must allocate a minimum of $20.00 per pay period. Each Eligible Employee who is a participant in the Plan on April 15 of each year may make a one time election effective April 15 of each year to purchase shares through the ESPP for a minimum amount of $100 and a maximum of $10,000. The participant shall indicate his/her intent to make a one time purchase by returning an election form and a check representing the amount of the election by April 10 to the Company. A participant who is an officer subject to Section 16(b) of the Exchange Act must return an irrevocable election form on or before October 15 of the preceding year. The purchase price will be determined on April 15 using 85% of the closing or last sale price on the NYSE for that date. All payroll deductions made for a participant are credited to his/her ESPP account and are deposited into an interest bearing account and may be commingled with other Company funds. Interest earned on the account balance will be used to defray the expense of administering the Plan. If interest earned on the account balance exceeds the expenses incurred by the Plan, the excess interest shall accrue to the benefit of the Company to be used for general corporate purposes. The Company will pay expenses in excess of the amount generated by the interest on the account used to hold payroll deductions.

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     6.4  The number of shares purchased by each participant at the end of each offering period will be determined by dividing the purchase price as defined in Section 6.2 above into the amount of payroll deduction withheld for that participant during the offering period, subject to ESPP limitations detailed elsewhere in this Plan.

     6.5 If the number of shares elected to be purchased by participants exceeds the aggregate number of shares available during the offering period, the Company will reduce, pro rata, the number of shares available to each participant. Excess payroll deductions will be refunded.

     6.6 After purchases have been made, or after the offering date, the Company will issue the applicable number of Common Stock shares and, as soon as practicable after the end of such offering period or offering date, credit the account of each participant for the applicable number of shares and distribute to each participant a statement showing the number of shares (whole and fractional) credited to the account of the participant. A participant will receive Common Stock certificates for whole shares owned by the participant only upon written request to the Company. The excess of any payroll deduction required to purchase the applicable number of shares of Common Stock, including amounts attributable to fractional share interests, will be carried over to the next offering period. No fractional shares may be issued under the ESPP. If the participant chooses not to participate in the next offering period, the participant's cancellation will be handled pursuant to Section 5.2.2.

     6.7 Notwithstanding any other provisions of this ESPP, the fair market value of shares that may be purchased by any participant during any calendar year, pursuant to this ESPP or any other plan maintained by the Company or any Subsidiary that constitutes an employee stock purchase plan within the meaning of Section 423 of the Code, determined as of the first day of the offering period, shall in no event exceed $25,000, and no participant shall have the right to purchase shares under the ESPP to the extent such purchase would cause the participant to own stock aggregating 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary as described in Section 424(d) of the Code.

     6.8 A participant may purchase shares under the ESPP only if such participant is an employee on both the first day and the last business day of such offering period. No participant shall have any of the rights of a shareholder with respect to shares purchased under the ESPP until the purchase price for such shares has been paid and either the participant's account has been credited with such shares or certificates for such shares have been issued to the participant.

     6.9  With respect to shares purchased under the ESPP by officers subject to
          Section 16(b) of the Exchange Act, such persons acknowledge that to avail

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          themselves of the exemption from Section 16 (b), such shares must be held for a minimum period of one (1) year from the date of purchase to the date of disposition of the shares.

     6.10 An employee of the Company or lineal descendants of the employee may not participate in the Plan if such employee owns stock aggregating five (5) percent or more of the total combined voting power or value of all classes of stock of the Company.

7.0  WITHDRAWALS OF SHARES HELD IN THE PLAN

     All shares purchased under the ESPP must be held for a minimum of one (1) year from the date of purchase. A Participant may withdraw all or any portion of the full shares held in the Participant's account under the Plan by notifying Cato in writing. A Participant may elect withdrawal of a portion or all of his or her shares held in the Plan in one of two ways:
     (a) a certificate for the full shares withdrawn may be issued in the name of and mailed to the Participant or (b) the shares so withdrawn may be liquidated in cash. Participant will be responsible for brokerage fees and costs, if any, associated with liquidation. Certificates for fractional shares will not be issued. Fractional share amounts will be paid in cash. Any written notice of withdrawal received by the Agent after the record date for a cash dividend will not be effective until after the dividend is reinvested under the Plan. A Participant who requests a withdrawal of shares will be suspended from Plan participation for a period of two (2) years from the date of the request for withdrawal. A suspended Participant may continue Plan participation at the next designated enrollment period after a period of two (2) years from the date of the request for a withdrawal of shares.

8.0  NO CONTRACT OF EMPLOYMENT

     Participation in the ESPP shall neither constitute a contract of employment nor convey to any employee any right to continue in the employment of the Company or to continue to be involved in any business in which the Company may engage.










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9.0  EMPLOYMENT TERMINATION, DEATH, DISABILITY, RETIREMENT AND LEAVES OF ABSENCE

     9.1 If a participant terminates employment for any reason, including death, disability or retirement, or no longer meets the eligibility requirements for any reason other than a leave of absence as detailed in Section 8.2 below, his/her account balance representing partial shares shall be paid in cash in accordance with the cancellation provisions in Section 5.2.2 above. A certificate shall be issued for whole shares.

     9.2 If a participant is on an unpaid leave of absence for up to a maximum of twelve weeks during an offering period, provided that she/he is an active participant (not terminated) on the beginning and ending dates of such offering period, she/he may remain in the ESPP for that period. If the leave exceeds twelve weeks or if the employee is not on active status (terminated) at the beginning and ending dates of the offering period, participation will be automatically canceled and the account balance paid in accordance with the cancellation provisions in
          Section 5.2.2 above.

     9.3 A participant may designate, in writing via the enrollment form, a beneficiary. In the event of a participant's death, his/her designated beneficiary shall receive shares and cash in full repayment of the amounts deposited in the participant's account and cash for the payroll deductions, if any, for the current offering period. In the case of a married participant who resides in a community property state, no party other than the participant's spouse may be named as primary beneficiary without the written consent of the spouse. In the absence of a designated beneficiary, the account balance of a married participant will be paid to the participant's spouse, and the account balance of an unmarried participant will be paid to the participant's estate.

     9.4 The Committee shall have the discretion to make decisions about rights of participants and obligations of the ESPP in situations of death, disability, retirement, and leaves of absence and all decisions of the Committee shall be final and binding on all affected parties.

10.0 CAPITAL CHANGES

     10.1 If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, with or without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock consolidation, stock dividend, or similar event, then an appropriate and proportionate adjustment shall be made in the number and kind of shares or other securities which may be purchased under the ESPP.

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

     10.2 Adjustments under Section 9.1 hereof shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive as to all affected parties. No fractional shares shall be issued under the Plan on account of any such adjustment but total ownership balance (whole and fractional shares) will be considered for such adjustments.

11.0 RECORDKEEPING

     11.1 A recordkeeper on agent will be designated for the ESPP. All expenses of establishing and administering the ESPP, in excess of interest earned on the account to hold participants' payroll deductions, will be paid by the Company without charge to participants.

     11.2 A statement will be sent to each participant as soon as practicable after the end of each offering period. The statement will include payroll deduction totals, fair market values at the beginning and end of the offering period, purchase price, shares purchased (whole and fractional) and shares allocated.

12.0 RESTRICTIONS ON ASSIGNMENT OF PLAN RIGHTS

     Subject to the provisions hereof, a participant may not sell, pledge or otherwise assign or transfer his/her right to purchase shares under the Plan, his/her account under the Plan, or any interest therein, or any cash or shares credited to such account. A participant who desires to sell, pledge or otherwise assign or transfer shares in his/her account must request that certificates for such shares be issued in the participant's name as provided herein.

13.0 CONSENT OF PARTICIPANTS

     Each participant shall be bound by the terms and conditions of the ESPP as such terms and conditions may be amended from time to time.

14.0 AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors shall have the right to modify or terminate the ESPP in its sole discretion at any time, without the approval of shareholders except as required by applicable law. The approval of the Company's shareholders shall be required for, among other things, any amendment that will increase the number of shares reserved under the ESPP, as such number may be adjusted pursuant to Sections 6.1 and 9.0 hereof; reduce the price of shares to be purchased under the ESPP below the price determined in accordance with Section 6.0 hereof; or cause the Plan to fail to comply with Section 423 of the Code. The ESPP shall terminate on September 30, 2013 unless it has been previously terminated by the Board of Directors.

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

15.0 TAXATION

     Any taxes required by law to be withheld on account of the ESPP shall be deducted and withheld accordingly. A participant may become liable for taxes when she/he disposes of shares acquired through this ESPP. The Company shall not be responsible for any effect that the ESPP may have on an individual's taxes.

16.0 GOVERNING LAW

     The interpretation and performance of this ESPP shall be governed by the laws of the State of Delaware.

17.0 DIVIDENDS

     Dividends will be paid on all shares held in each participant's account under the Plan on the basis of full and fractional shares held in the account on the record dates for such dividends. Dividend payments will be reinvested in additional shares of Common Stock on the dividend payable date as determined by the Board of Directors at a price equal to 85% of the closing or last sale price of the Common Stock on the NYSE/New York Stock Exchange on the dividend payable date.

18.0 RESTRICTIONS ON RESALE

     Shares of Common Stock for which certificates have been issued in the participant's name as provided herein are freely transferrable and will not be subject to specific transfer restrictions except as defined in Section
     6.9 and except for purchases made on the one-time purchase date of April
     15. One-time purchases made on April 15 are subject to and must be held for a minimum period of one (1) year from the date of grant to the date of disposition of the shares.











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